Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-92076 on Form S-8 of our report on the consolidated financial statements and report as to schedules included in the Annual Report on Form 10-K of Waxman Industries, Inc. and Subsidiaries for the years ended June 30, 2003, 2002 and 2001.

MEADEN & MOORE, LTD.
Certified Public Accountants

May 13, 2004
Cleveland, Ohio

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